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                                                              CUSIPS 912325 AB 3
                                                                     912325 AD 9

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                                       OF
                          U.S. OFFICE PRODUCTS COMPANY
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED MAY 5, 1998

THIS NOTICE OF GUARANTEED DELIVERY OR A FORM SUBSTANTIALLY EQUIVALENT HERETO
MUST BE USED TO ACCEPT THE OFFER BY U.S. OFFICE PRODUCTS COMPANY (THE "COMPANY")
TO PURCHASE FOR CASH ANY AND ALL OF ITS OUTSTANDING 5 1/2% CONVERTIBLE
SUBORDINATED NOTES DUE 2003 (THE "NOTES") HELD IN REGISTERED FORM (OTHER THAN
THE REGISTERED REGULATION S NOTES), IF TIME WILL NOT PERMIT THE LETTER OF
TRANSMITTAL, CERTIFICATES REPRESENTING THE NOTES OR ANY OTHER REQUIRED DOCUMENTS
TO REACH THE DEPOSITARY, OR THE PROCEDURES FOR BOOK-ENTRY TRANSFER CANNOT BE
COMPLETED, ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). THIS FORM MAY
BE DELIVERED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) BY
HAND DELIVERY, TELEGRAM, FACSIMILE TRANSMISSION OR MAIL TO THE DEPOSITARY AS SET
FORTH BELOW. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE
THE MEANINGS ASCRIBED TO THEM IN THE OFFER TO PURCHASE OF THE COMPANY DATED MAY
5, 1998 (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE
"OFFER TO PURCHASE").

THE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF NOTES FOR PURCHASE BE
ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING
OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH
JURISDICTION.

    THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JUNE
3, 1998, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE
"EXPIRATION DATE"). TENDERS OF NOTES MUST BE RECEIVED BY THE EXPIRATION DATE TO
RECEIVE THE OFFER CONSIDERATION (AS DEFINED IN THE OFFER TO PURCHASE). TENDERS
OF NOTES MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE OFFER TO
PURCHASE.

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                              THE DEPOSITARY FOR THE OFFER IS:
       BY MAIL, BY HAND OR BY COURIER:                         BY FACSIMILE:
          The Chase Manhattan Bank                          (212) 638-7380/7381
          55 Water Street, Rm. 234
             New York, NY 10041                  FOR CONFIRMATION AND/OR INFORMATION CALL:
          Attention: Carlos Esteves                           (212) 638-0838
          Telephone: (212) 638-0828

                  FOR INFORMATION, CALL THE INFORMATION AGENT:
                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                               New York, NY 10010
                                 (212) 929-5500
                                 (800) 322-2885
                             Attention: Bob Marese

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH
ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature
Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

    The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the heading "Procedures for Tendering Notes--Tendering
Notes--Guaranteed Delivery."

    The undersigned understands that tenders of Notes may be withdrawn by written notice of withdrawal received by the Depositary at any time on or prior to the Expiration Date. In the event of termination of the Offer, the Notes tendered pursuant to the Offer will be returned to the tendering Holders promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered). If the Company makes a material change in the terms of the Offer or the information concerning the Offer, the Company will disseminate additional
Offer materials and extend such Offer, to the extent required by law.

    The undersigned understands that payment by the Depositary for Notes tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of such Notes (or Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC) and a Letter of Transmittal (or facsimile thereof) with respect to such Notes properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent's
Message.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

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Signature(s) of Registered Holders or Authorized  Address(es):
Signatory:                                        Area Code and Telephone No.:
Name(s) of Registered Holder(s):                  If Notes will be delivered by a book-entry
Principal Amount of Notes Tendered:               transfer:
Certificate No(s). of Notes (if available)        The Depository Trust Company
                                                  Depository Account No.:

    This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Notes exactly as their name(s) appear(s) on the Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                      Please print name(s) and address(es)
Name(s) and address(es):  ______________________________________________________
                                        ________________________________________
                                        ________________________________________
Capacity:  _____________________________________________________________________
                                        ________________________________________

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE DEPOSITARY,
TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL.

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member of the Securities Transfer Agents Medallion
Program, the Stock Exchange Medallion Program or the New York Stock Exchange
Medallion Signature Program, or an Eligible Institution (as defined in the Offer to Purchase) hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed
Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures for book-entry transfer set forth in the Offer to Purchase under the caption
"Procedures for Tendering Notes--Tendering Notes--Book-Entry Delivery
Procedures") and all other required documents will be deposited by the undersigned with the Depositary at its address set forth above.

    The institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or Agent's Message and Notes to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the undersigned.

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
Name of Firm:                                 -------------------------------------------
Address:                                      Authorized Signature
-------------------------------------------   Name:
Area Code and                                 Title:
Telephone No.:                                Date:

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